 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, Pennant Services, Inc. (the “Company”) entered into the Pennant Services Nonqualified Deferred Compensation Plan (the “Plan”) with an effective date of June 1, 2021. The Company intends that the Plan will be a nonqualified deferred compensation plan maintained for the exclusive benefit of the participants, who will constitute a select group of management, employees, independent contractors and non-employee directors (the “Participants”). The Plan will be administered by a plan committee (the “Plan Committee”) as appointed by the The Pennant Group, Inc’s compensation committee (the “Compensation Committee”). The Plan is intended to comply with Section 409A of the Code and will be unfunded for tax purposes and for purposes of Title I of ERISA.

Participants may defer receipt of up to 80% of the Participant’s base salary and bonus compensation, or director fees, as the case may be, subject to any minimum or maximum amounts to be established by the Plan Committee, and Participants will be 100% vested at all times in these deferral accounts. The Company may, in its sole discretion, provide discretionary credits to Participants’ deferral accounts that will vest 100% immediately. Amounts deferred under the Plan will be credited with investment returns based on deemed investment options determined by the Plan Administrator from time to time.

In connection with the Plan, the Company authorized the establishment of a grantor trust, known as a “rabbi trust,” for the purpose of accumulating assets from which the Plan’s liabilities may be paid to the Participants. Assets set aside in the rabbi trust remain subject to the claims of creditors of the Company. Participants are unsecured general creditors of the Company with respect to benefits under the Plan.

The description of the Plan set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Pennant Group, Inc. (the “Corporation”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2021. The number of issued and outstanding shares of the Corporation’s common stock entitled to vote at the Annual Meeting was 28,719,862. These shares were issued and outstanding as of April 1, 2021, which was the record date for the Annual Meeting. There were present at the Annual Meeting, either in person or by proxy, 27,064,664 shares of the Corporation’s common stock. The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.The three nominees named below were elected to serve as Class II directors of the board of directors, to serve until the 2024 Annual Meeting and until a successor is elected and qualified, and the voting rights were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes(1)
Roderic W. Lewis	13,058,807	11,715,219	2,290,638
Scott E. Lamb	16,273,977	8,500,049	2,290,638
Barry M. Smith	24,641,278	132,748	2,290,638

2.The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, was ratified, and the voting results were as follows:

Audit Firm	Votes For	Votes Against	Abstentions(2)
Deloitte & Touche LLP	26,879,972	22,864	437

(1)	Brroker non-votes are not counted as a vote caste either “For” or “Withheld” each nominee’s election.
(2)	Abstentions were counted as shares entitled to vote and had the same effect as votes against the proposal.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Pennant Services Nonqualified Deferred Compensation Plan
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer